UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

23 Broad Street
Westerly, Rhode Island	02891
(Address of Principal Executive Offices)	(Zip Code)

(401) 348-1200
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Corporation’s Annual Meeting of Shareholders was held on April 23, 2019. On the record date of February 27, 2019, there were 17,305,279 shares issued, outstanding and eligible to vote, of which 14,815,222 shares, or 85.6%, were represented at the Annual Meeting either in person or by proxy.

The results of matters voted upon are presented below:

1.
Four directors, nominated by the Board of Directors, were elected to hold office as directors of the Corporation, each to serve until the 2022 Annual Meeting and until their successors are duly elected and qualified:

	Term	Votes For	Votes Withheld	Broker Non-votes
Edward O. Handy III	3 years	12,100,982	412,303	2,301,937
Katherine W. Hoxsie, CPA	3 years	12,289,543	223,742	2,301,937
Kathleen E. McKeough	3 years	12,276,701	236,584	2,301,937
John T. Ruggieri	3 years	12,450,710	62,575	2,301,937

2.	The ratification of the selection of Crowe LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-votes
14,480,831	293,162	41,229	—

3.	A non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
12,248,769	226,587	37,929	2,301,937

Item 8.01 Other Events.

On April 23, 2019, the Board of Directors appointed Kathleen E. McKeough as Lead Director and as Chair of the Nominating and Corporate Governance Committee. Ms. McKeough succeeds Victor J. Orsinger II, who retired as director of the Corporation effective as of the 2019 Annual Meeting, as previously announced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
(Registrant)
Date: April 25, 2019	By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer